UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2014

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the Company’s stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 - Election of Directors

The stockholders elected ten (10) directors for a one year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
John L. Adams	55,612,554	633,726	11,963,500
Rhys J. Best	55,569,787	676,493	11,963,500
David W. Biegler	54,437,229	1,809,051	11,963,500
Leldon E. Echols	55,066,676	1,179,604	11,963,500
Ronald J. Gafford	55,267,388	978,892	11,963,500
Adrian Lajous	55,983,543	262,737	11,963,500
Charles W. Matthews	55,204,929	1,041,351	11,963,500
Douglas L. Rock	55,773,776	472,504	11,963,500
Dunia A. Shive	56,048,043	198,237	11,963,500
Timothy R. Wallace	54,512,840	1,733,440	11,963,500

Proposal 2 - Advisory Vote to Approve Named Executive Officer Compensation

The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated April 1, 2014, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
53,266,735	2,357,671	621,874	11,963,500

Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, by the following vote:

For	Against	Abstentions
66,834,496	1,172,630	202,654

Item 8.01 Other Events
The Company issued a press release on May 5, 2014, announcing a two for one stock split in the form of a stock dividend and a 33% increase in its quarterly dividend to ten (10) cents per share after the split.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Trinity Industries, Inc. dated May 5, 2014 announcing a two for one stock split in the form of a stock dividend and an increase in its quarterly dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 6, 2014	By:	/s/ S. Theis Rice
Name: S. Theis Rice
Title: Senior Vice President and Chief Legal Officer